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                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) June 23, 1998



Commission       Registrant; State of Incorporation;           IRS Employer
File Number       Address; and Telephone Number              Identification No
-----------       -----------------------------              -----------------


1-9513                 CMS ENERGY CORPORATION                    38-2726431
                      (A Michigan Corporation)
                   Fairlane Plaza South, Suite 1100
                       330 Town Center Drive
                     Dearborn, Michigan 48126
                          (313) 436-9261


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ITEM 5.  OTHER EVENTS.

On June 23, 1998, CMS Energy Corporation issued a press release announcing that its oil and gas exploration and production subsidiary, CMS NOMECO Oil & Gas Company, has elected to change from full cost accounting to the successful efforts method. As a result of the change, CMS Energy Corporation will record a one-time, non-cash reduction of shareholders' equity on the balance sheet of about $175 million, after tax. A copy of the press release is included as an exhibit to this report. The press release may include "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Any matters that are not historical facts are forward-looking and, accordingly, involve assumptions, estimates and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Some important factors that could cause such material differences are disclosed under the heading "Forward-Looking Information" in the Management's Discussion and Analysis section of the CMS Energy Corporation Form 10-Q for the quarterly period ended March 31, 1998 on file with the Securities and Exchange Commission.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(99)    Press Release of CMS Energy Corporation dated June 23, 1998




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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                            CMS ENERGY CORPORATION



Dated: June 23, 1998                        By:  /s/ A. M. Wright
                                                 -------------------------------
                                                 Alan M. Wright
                                                 Senior Vice President and Chief
                                                 Financial Officer







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                                  EXHIBIT INDEX


EXHIBIT
NUMBER
-------

(99)    Press Release of CMS Energy Corporation dated June 23, 1998